Investor Relations: Chad Monroe	Media Relations: Timothy G. Weir, APR
Email: cmonroe@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5041	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Third Quarter 2012 Results, Revises Guidance
•	Third-quarter 2012 results included:
o	Net Sales of $215.2 million, down $25.6 million year-over-year
o	Operating loss of $9.7 million, down $14.2 million year-over-year
o	Net loss of $17.7 million, or $0.37 per share, down $0.5 million year-over-year
o	Adjusted EBITDA of $10.7 million, down $8.6 million year-over-year
•	Nears completion of primary “Fix and Grow” capital investments
•	Cuts operating expenses in response to near-term market conditions
•	Lowers full-year 2012 guidance

EVANSVILLE, Ind. – November 1, 2012 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported financial results for the third quarter ended September 30, 2012 and revised its full-year guidance to reflect the impact of near-term market changes and customer developments.

Accuride achieved third quarter 2012 net sales from continuing operations of $215.2 million, compared with $240.8 million in the same period in 2011, a decline of 10.6 percent, primarily reflecting the impact of weakening industry conditions during the quarter. The Company experienced a $9.7 million operating loss for the quarter, as compared to $4.5 million of operating income in the third quarter of 2011. The Company reported a net loss of $17.7 million, or $0.37 per share during the quarter, which included Elkhart closure costs and other one-time severance-related costs totaling $0.11 per share. Third quarter Adjusted EBITDA declined 44.4 percent year-over-year to $10.7 million, resulting in an Adjusted EBITDA margin of 5.0 percent, compared to 8.0 percent in the same quarter of 2011. As of September 30, 2012, the Company had $20.3 million of cash plus $59.4 million in availability under its ABL credit facility, for total liquidity of $79.7 million.

Commenting on Accuride’s third-quarter results and business outlook, President & CEO Rick Dauch said,
“The third quarter was a real challenge for Accuride, primarily due to rapidly declining Class 8 vehicle production schedules, continued weak aftermarket demand and customer decisions regarding our Gunite business. Broadening economic uncertainty caused Class 8 truck orders to remain weak, which forced OEMs to make significant cuts to their build schedules, often with very short notice to suppliers. Global economic softness also impacted Brillion’s industrial customer base, causing a dramatic and rapid reduction in the unit’s monthly revenue. We responded to these conditions by aggressively lowering our cost structure. We reduced our corporate salaried staff, eliminated production shifts, resized the workforce at our business units, and accelerated the consolidation of Gunite’s Elkhart and Brillion machining operations. These actions are being implemented without jeopardizing our long-term ‘Fix & Grow’ strategy. Maintaining our focus on project execution and improving operational performance will enable us to improve cash flow, liquidity and shareholder value as industry conditions stabilize and improve.”

Industry Conditions
North American truck fleets have scaled back their rate of equipment replacement from historic patterns and are managing their businesses more conservatively in a weak economic environment. Truck fleets’ conservatism translated into weak Class 8 truck orders in the third quarter, leading OEMs to abruptly reduce their production schedules as they depleted their order backlogs. Equipment orders are expected to improve in the fourth quarter as the industry’s traditional peak order season arrives; however, overall Class 8 production will likely remain lower into the first half of 2013. Medium-duty truck production continues improving at a modest pace, while trailer builds are expected to remain stable through year-end.

Third Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $98.3 million, down $7.7 million, or 7.3 percent, from the same period in 2011, due to lower year-over-year build rates and declining aftermarket orders in the face of increased offshore competition. Wheels’ Adjusted EBITDA was $19.4 million, a decrease of $6.1 million, or 24.1 percent from the third quarter of 2011. Year-over-year, earnings were impacted by increased material costs and pricing of $4.5 million. Installation of additional aluminum wheel capacity at our Camden and Monterrey plants remained on schedule in the quarter, which will position the company to gain share in this growing segment. The abrupt decline in customer orders created a challenging operating environment, requiring us to take aggressive cost reduction measures in response.

Gunite
Gunite segment net sales were $49.6 million, down $13.8 million, or 21.8 percent, from the third quarter of 2011, attributable primarily to the impact of low-cost offshore competitors, customer schedule changes and recent business losses. Gunite’s Adjusted EBITDA was negative $1.7 million, compared to negative $1.4 million in the third quarter of 2011. Gunite’s major capital investment program to install efficient machining and assembly equipment, upgrade casting operations and consolidate manufacturing operations is on schedule to conclude before year-end. In response to industry weakness and Navistar’s and Paccar’s decisions to no longer offer Gunite hub and drum assemblies as standard equipment, Gunite eliminated shifts, resized its workforce and will accelerate the consolidation of machining operations from the Elkhart and Brillion facilities into the Rockford operation by the end of November. We continue to discuss opportunities with Navistar and Paccar to minimize the impact of these decisions.

Brillion Iron Works
Brillion Iron Works’ third quarter net sales were $39.4 million, up $2.7 million, or 7.2 percent, from the third quarter of 2011, while Adjusted EBITDA was $3.8 million, an increase of $2.1 million, or 129.6 percent, from the third quarter of 2011. After strong first-half demand, conditions quickly declined during the quarter due to weakness in Brillion’s core industrial, construction, and oil and gas markets. Brillion responded by resizing its workforce in early September to the new level of demand.

Imperial
Imperial segment’s third quarter net sales were $28.0 million, a decline of $6.7 million, or 19.4 percent, over the same period in 2011 due to the drop in OEM customer production volumes. Imperial’s Adjusted EBITDA declined to negative $1.6 million in the current quarter from a positive $2.0 million in last year’s third quarter. We continue to work through operational challenges in our Decatur, Texas facility, which have delayed the consolidation of the Portland, Tenn. facility during the first half of 2012. We now expect to complete the repair and transfer of the remaining equipment in the first quarter of 2013.

Liquidity and Debt
As of September 30, 2012, total debt was $323.9 million, consisting of $303.9 million of our outstanding 9.5% senior secured notes, net of discount, and a $20.0 million draw on our ABL facility. As of September 30, 2012, the Company had $20.3 million of cash plus $59.4 million in availability under its ABL credit facility for total liquidity of $79.7 million. Despite lower earnings in the quarter, the Company’s positive operating cash flow partially offset its capital spending of $18.6 million in the quarter.

Outlook and Summary
“Although current and near-term North American Class 8 production is weaker than we originally anticipated, long-term industry fundamentals remain positive,” Dauch said. “That is why we’re confident that our strategic investments to streamline and fix our core operations will serve us well when the industry cycle strengthens. We are responding aggressively to the near-term weakness and customer decisions by taking cost out of the business, but not at the expense of jeopardizing our efforts to fundamentally fix our business. As we plan for 2013, we expect Class 8 builds to be in the range of 220,000 to 230,000 units. Capital spending will be reduced by approximately 40 to 50 percent year-over-year, primarily reflecting the completion of our recent capital investment projects. We remain focused on ensuring Accuride’s long-term success. Our 2011-2012 actions to fix the business will make us much stronger and more dependable for our customers and shareholders in the future.”

Revised 2012 Financial Guidance
Based on our first nine months’ results and projections for the remainder of the year, Accuride management now expects its 2012 net sales to be in the range of $900 to $925 million, and a fully diluted loss per share of between $1.00 and $0.89 – including Elkhart closure costs and other one-time severance-related costs totaling $0.11 per share – and Adjusted EBITDA now ranging from $60 to $65 million for the year. The revised guidance reflects the likelihood of continued weakness in North American Class 8 truck orders and the resulting impact on customer production schedules during the fourth quarter.

Earnings Conference Call Information
Accuride will hold a conference call to discuss its Third Quarter 2012 financial and operational results on Friday, November 2, 2012, beginning at 9:00 a.m. Central Time. Analysts and investors may participate on the live conference call by dialing (877) 261-8992 in the United States, or (847) 619-6548 internationally, and using participant code 33645018. A live webcast of the conference call can be accessed via the Investors section of the Company’s website at Accuridecorp.com/investors. A replay of the call will be available from November 2, 2012 at 11:30 a.m. to November 9, 2012 at 11:59 p.m. Central Time by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, and using access code 33645018.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components. The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, ImperialTM and BrillionTM. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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Three Months Operating Results

	Three Months Ended September 30,
(Dollars in thousands)	2012		2011

Net sales:
Wheels	$98,290	45.7%	$105,994	44.0%
Gunite	49,592	23.0%	63,421	26.3%
Brillion Iron Works	39,373	18.3%	36,721	15.3%
Imperial Group	27,956	13.0%	34,693	14.4%
Total net sales	$215,211	100%	$240,829	100%

Gross Profit	$4,130	1.9%	$19,238	8.0%

Income (loss) from Operations:
Wheels	$9,302	9.5%	$15,408	14.5%
Gunite	(8,076)	(16.3)%	(3,083)	(4.9)%
Brillion Iron Works	2,510	6.4%	367	1.0%
Imperial Group	(1,891)	(6.8)%	287	0.8%
Corporate / Other	(11,524)	—%	(8,488)	—%
Consolidated Total	$(9,679)	(4.5)%	$4,491	1.9%

Net loss	$(17,679)	(8.4)%	$(17,220)	(7.2)%

Adjusted EBITDA
Wheels	$19,396	19.7%	$25,544	24.1%
Gunite	(1,657)	(3.3)%	(1,365)	(2.2)%
Brillion Iron Works	3,757	9.5%	1,636	4.4%
Imperial Group	(1,610)	(5.8)%	1,963	5.7%
Corporate / Other	(9,160)	—%	(8,499)	—%
Continuing Operations	$10,726	5.0%	$19,279	8.0%

Bostrom Seating	—	—%	—	—%
Fabco Automotive	—	—%	2,933	—%
Consolidated Total	$10,726	5.0%	$22,212	9.2%

Nine Months Operating Results

	Nine Months Ended September 30,
(Dollars in thousands)	2012		2011

Net sales:
Wheels	$328,115	43.5%	$300,430	43.3%
Gunite	185,435	24.6%	189,745	27.4%
Brillion Iron Works	132,509	17.6%	110,175	15.9%
Imperial Group	107,453	14.3%	93,246	13.4%
Total net sales	$753,512	100%	$693,596	100%

Gross Profit	$51,055	6.8%	$58,972	8.5%

Income (loss) from Operations:
Wheels	$43,850	13.4%	$39,032	13.0%
Gunite	(12,119)	(6.5)%	(1,007)	(0.5)%
Brillion Iron Works	13,281	10.0%	1,789	1.6%
Imperial Group	(2,712)	(2.5)%	3,178	3.4%
Corporate / Other	(35,151)	—%	(28,600)	—%
Consolidated Total	$7,149	0.9%	$14,392	2.1%

Net loss	$(21,469)	(2.8)%	$(21,104)	(3.0)%

Adjusted EBITDA
Wheels	$73,532	22.4%	$69,255	23.1%
Gunite	(83)	(0.0)%	5,381	2.8%
Brillion Iron Works	16,999	12.8%	6,282	5.7%
Imperial Group	(1,921)	(1.8)%	4,908	5.3%
Corporate / Other	(30,850)	—%	(29,218)	—%
Continuing Operations	$57,677	7.7%	$56,608	8.2%

Bostrom Seating	—	—%	(22)	—%
Fabco Automotive	—	—%	5,172	—%
Consolidated Total	$57,677	7.7%	$61,758	8.9%

ACCURIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands except per share data)	2012	2011	2012	2011

NET SALES	$215,211	$240,829	$753,512	$693,596
COST OF GOODS SOLD	211,081	221,591	702,457	634,624
GROSS PROFIT	4,130	19,238	51,055	58,972
OPERATING EXPENSES:
Selling, general and administrative	13,809	14,747	43,906	44,580
INCOME (LOSS) FROM OPERATIONS	(9,679)	4,491	7,149	14,392
OTHER INCOME (EXPENSE):
Interest expense, net	(8,921)	(8,824)	(26,324)	(25,564)
Other income (loss), net	815	809	536	3,205
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(17,785)	(3,524)	(18,639)	(7,967)
INCOME TAX PROVISION (BENEFIT)	(106)	10,032	2,830	10,424
LOSS FROM CONTINUING OPERATIONS	(17,679)	(13,556)	(21,469)	(18,391)
DISCONTINUED OPERATIONS, NET OF TAX	—	(3,664)	—	(2,713)
NET LOSS	$(17,679)	$(17,220)	$(21,469)	$(21,104)
Weighted average common shares outstanding—basic	47,408	47,295	47,368	47,271
Basic loss per share – continuing operations	$(0.37)	$(0.28)	$(0.45)	$(0.39)
Basic loss per share – discontinued operations	—	(0.08)	—	(0.06)
Basic loss per share	$(0.37)	$(0.36)	$(0.45)	$(0.45)
Weighted average common shares outstanding—diluted	47,408	47,295	47,368	47,271
Diluted loss per share – continuing operations	$(0.37)	$(0.28)	$(0.45)	$(0.39)
Diluted loss per share – discontinued operations	—	(0.08)	—	(0.06)
Diluted loss per share	$(0.37)	$(0.36)	$(0.45)	$(0.45)
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Foreign currency translation adjustments	(317)	353	(356)	206
COMPREHENSIVE LOSS	$(17,996)	$(16,867)	$(21,825)	$(20,898)

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,
(In thousands)	2012	2011

Net income (loss)	$(17,679)	$(17,220)
Income tax expense (benefit)	(106)	9,643
Interest expense, net	8,921	8,824
Depreciation and amortization	13,153	12,112
Restructuring, severance and other charges1	6,587	2,433
Other items related to our credit agreement2	(150)	6,420
Adjusted EBITDA	$10,726	$22,212

Note:
1)
For the three months ended September 30, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $6.6 million in costs associated with restructuring items. For the three months ended September 30, 2011, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $2.4 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility. For the three months ended September 30, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $0.2 million. For the three months ended September 30, 2011, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $6.4 million.

	Nine Months Ended September 30,
(In thousands)	2012	2011

Net loss	$(21,469)	$(21,104)
Income tax expense	2,830	10,034
Interest expense, net	26,324	25,564
Depreciation and amortization	38,465	38,065
Restructuring, severance and other charges1	9,683	3,734
Other items related to our credit agreement2	1,844	5,465
Adjusted EBITDA	$57,677	$61,758

Note:
1)
For the nine months ended September 30, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $9.7 million in costs associated with restructuring items. For the nine months ended September 30, 2011, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $3.7 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility. For the nine months ended September 30, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.8 million. For the nine months ended September 30, 2011, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $5.5 million.

ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$9,302	$8,333	$1,761	$19,396
Gunite	(8,076)	2,655	3,764	(1,657)
Brillion Iron Works	2,510	1,217	30	3,757
Imperial Group	(1,891)	256	25	(1,610)
Corporate / Other	(11,524)	692	1,672	(9,160)
Continuing Operations	$(9,679)	$13,153	$7,252	$10,726

Bostrom	—	—	—	—
Fabco Automotive	—	—	—	—
Consolidated Total	$(9,679)	$13,153	$7,252	$10,726

	Three Months Ended September 30, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$15,408	$8,252	$1,884	$25,544
Gunite	(3,083)	1,671	47	(1,365)
Brillion Iron Works	367	1,242	27	1,636
Imperial Group	287	175	1,501	1,963
Corporate / Other	(8,488)	420	(431)	(8,499)
Continuing Operations	$4,491	$11,760	$3,028	$19,279

Bostrom	—	—	—	—
Fabco Automotive	2,581	352	—	2,933
Consolidated Total	$7,072	$12,112	$3,028	$22,212

	Nine Months Ended September 30, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$43,850	$24,443	$5,239	$73,532
Gunite	(12,119)	7,772	4,264	(83)
Brillion Iron Works	13,281	3,628	90	16,999
Imperial Group	(2,712)	716	75	(1,921)
Corporate / Other	(35,151)	1,906	2,395	(30,850)
Continuing Operations	$7,149	$38,465	$12,063	$57,677

Bostrom	—	—	—	—
Fabco Automotive	—	—	—	—
Consolidated Total	$7,149	$38,465	$12,063	$57,677

	Nine Months Ended September 30, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$39,032	$24,933	$5,290	$69,255
Gunite	(1,007)	6,008	380	5,381
Brillion Iron Works	1,789	4,409	84	6,282
Imperial Group	3,178	179	1,551	4,908
Corporate / Other	(28,600)	1,078	(1,696)	(29,218)
Continuing Operations	$14,392	$36,607	$5,609	$56,608

Bostrom	(112)	90	—	(22)
Fabco Automotive	3,804	1,368	—	5,172
Consolidated Total	$18,084	$38,065	$5,609	$61,758

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(In thousands)	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,269	$56,915
Customer and other receivables	89,527	98,075
Inventories, net	70,382	72,827
Other current assets	12,024	12,332
Total current assets	192,202	240,149
PROPERTY, PLANT AND EQUIPMENT, net	296,726	271,562
OTHER ASSETS:
Goodwill and other assets	346,628	357,151
TOTAL	$835,556	$868,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,268	$80,261
Other current liabilities	44,870	48,228
Total current liabilities	108,138	128,489
LONG-TERM DEBT	323,870	323,082
OTHER LIABILITIES	165,820	159,908
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	237,728	257,383
TOTAL	$835,556	$868,862

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